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                                                                EXHIBIT 2.1



                     AGREEMENT AND PLAN OF SHARE EXCHANGE

AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") dated this 6th day of May, 1998, by and among STARLIGHT ENTERTAINMENT, INC., a Colorado corporation ("STARLIGHT"), CINEMA SAVER THEATRE CORPORATION, a Colorado corporation ("CINEMA"), and PITCHERS!, INC., a Colorado corporation ("PITCHERS!").

WHEREAS, the Boards of Directors of STARLIGHT, CINEMA, and PITCHERS! deem it advisable and in the best interests of these corporations that STARLIGHT acquire CINEMA and PITCHERS! by exchanging all of the issued and outstanding shares of CINEMA and PITCHERS! for shares of STARLIGHT (the "Share Exchange"); and

WHEREAS, the Boards of Directors of STARLIGHT, CINEMA, and PITCHERS! have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other goods and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree that CINEMA and PITCHERS! shall be acquired by STARLIGHT, upon and subject to the following terms and conditions:

                                   ARTICLE I
                         GENERAL TERMS AND PROVISIONS

SECTION 1.01. EFFECTIVENESS. Upon the filing of Articles of Share Exchange with the Colorado Secretary of State, (the "Effective Date"), STARLIGHT shall issue new STARLIGHT Common Stock in exchange for all of the issued and outstanding CINEMA Stock and PITCHERS! Stock on the terms provided herein, and CINEMA and PITCHERS! shall become wholly-owned subsidiaries of STARLIGHT.

SECTION 1.02. OPERATION OF SUBSIDIARIES. From and after the Effective Date, CINEMA and PITCHERS! shall continue to operate as each has in the past, retaining their respective officers and directors.

SECTION 1.03. TAKING OF NECESSARY ACTION. STARLIGHT, CINEMA, and PITCHERS! shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement or to vest STARLIGHT with title to any or all of the properties, assets, rights, approvals, immunities, of CINEMA or PITCHERS!, the officers and directors of STARLIGHT and its subsidiaries, at the expense of STARLIGHT, shall take such necessary or desirable action.
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                                  ARTICLE II
                              EXCHANGE OF SHARES

SECTION 2.01. EXCHANGE OF SHARES. On the Effective Date, STARLIGHT shall issue 650,617 shares of its STARLIGHT Common Stock to the shareholders of CINEMA and 583,738 shares to the shareholders of PITCHERS! in exchange for all of the issued and outstanding CINEMA and PITCHERS! Common Stock, respectively. The issuance of the STARLIGHT shares to the shareholders of CINEMA shall be on the basis of 1 share of STARLIGHT Common Stock for every 5.05487 shares of CINEMA Common Stock, rounding to the nearest whole share. The issuance of the STARLIGHT shares to the shareholders of PITCHERS! shall be on the basis of 14.73119 shares of STARLIGHT Common Stock for 1 share of PITCHERS! Common Stock, rounding to the nearest whole share.

SECTION 2.02. STOCK LEGENDS. Certificates representing shares of STARLIGHT Common Stock shall bear a legend restricting transfer of the shares of the Common Stock represented by such certificate in substantially the form set forth below:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state law, and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

STARLIGHT shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Act, and all applicable state securities laws.

SECTION 2.03. RESERVATION OF SHARES. There are presently issued and outstanding warrants to purchase up to 505,000 shares of CINEMA Common Stock. These warrants shall be exercisable to purchase STARLIGHT Common Stock on the basis of one share of STARLIGHT Common Stock for every 5.05487 shares of CINEMA Common Stock, rounding to the nearest whole share. The exercise price of these warrants shall be adjusted proportionately. STARLIGHT shall reserve 99,903 shares of its Common Stock for the exercise of these warrants.

SECTION 2.04. DISSENTING SHAREHOLDERS. None of the shareholders of CINEMA or PITCHERS! shall have exercised their right to dissent from the Share Exchange.



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                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

Each of STARLIGHT, CINEMA, and PITCHERS! represents to the others as follows:

SECTION 3.01. CAPITALIZATION. It has no obligation under any agreement with any person to register any of its securities under the 1933 Act or any applicable state securities laws and, during the three years preceding the date of this Agreement, it has not sold or issued any of its securities in a transaction which was not registered or exempt from registration under the 1933 Act or any applicable state securities laws. There are no preemptive rights with respect to any of its securities.

            (a) STARLIGHT. STARLIGHT represents and warrants that its authorized capital stock consists of 25,000,000 shares of Common Stock, no par value, none of which are issued or outstanding, and 10,000,000 shares of Preferred Stock, no par value, none of which are issued or outstanding.

            (b) CINEMA. CINEMA represents and warrants that 3,288,781 shares of Common Stock are issued and outstanding as of the date hereof and that it has no shares of Preferred Stock issued or outstanding. Attached to this Agreement is a list of all of its shareholders. All of the issued and outstanding shares of CINEMA are validly issued, fully paid, and nonassessable.

            (c) PITCHERS!. PITCHERS! represents and warrants that 39,626 shares of Common Stock are issued and outstanding as of the date hereof and that it has no shares of Preferred Stock issued or outstanding. Attached to this Agreement is a list of all of its shareholders. All of the issued and outstanding shares of PITCHERS! are validly issued, fully paid, and nonassessable.

SECTION 3.02.   NO SUBSIDIARIES.  It has no subsidiaries.

SECTION 3.03. OPTIONS AND OTHER RIGHTS. There are no outstanding options, warrants, or rights to subscribe for, purchase, or receive shares of its common stock or any other securities convertible into common stock, except for the warrants described in Section 2.03 hereof.


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                                  ARTICLE IV
                      CONDITIONS PRECEDENT TO THE MERGER

The obligations of the parties under this Agreement are subject to the satisfaction of the following express conditions precedent at or before the Effective Date:

SECTION 4.01. COMPLIANCE WITH LAWS. All statutory requirements for the valid consummation by it of the transactions contemplated by this Agreement shall have been fulfilled.

SECTION 4.02. BLUE SKY FILINGS. All Blue Sky filings and permits or orders required to carry out the transactions contemplated by this Agreement shall have been made and received containing no term or condition reasonably unacceptable to it.

SECTION 4.03. ADEQUATE PROCEEDINGS. All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to it and its counsel.

SECTION 4.04. NO ADVERSE CHANGE. Between the date of execution of this Agreement and the Effective Date, STARLIGHT, CINEMA, and PITCHERS!

            (a) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise; and

            (b) shall not have increased its issued and outstanding shares of common stock or any other securities.

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.01. ASSIGNMENT. This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

SECTION 5.02. HEADINGS. The article and section headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

SECTION 5.03. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns, and transferors.



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SECTION 5.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or other obligations except as herein specifically provided. Any waiver, amendment, or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in other instance.

SECTION 5.05. COUNTERPARTS. This Agreement may be executed in counterparts and each counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement an original, but all such counterparts together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   STARLIGHT ENTERTAINMENT, INC.



                                   By: /s/ R. Haydn Silleck
                                       ------------------------------------
                                       R. Haydn Silleck, President

                                   CINEMA SAVER THEATRE CORPORATION



                                   By: /s/ R. Haydn Silleck
                                       ------------------------------------
                                       R. Haydn Silleck, President

                                   PITCHERS!, INC.



                                   By: /s/ Herbert I. Lee
                                       ------------------------------------
                                       Herbert I. Lee, President

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